CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 24, 2003, relating to the financial statements and financial highlights which appear in the May 31, 2003 Annual Reports to Shareholders of the STI Classic Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Auditors" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 5, 2003